EXHIBIT 32.1

SECTION 906 CERTIFICATION
NutraLife BioSciences, Inc.

I certify that, to the best of my knowledge and belief, the Quarterly Report on Form 10-Q of NutraLife BioSciences, Inc., for the period ending September 30, 2019 (the "Report"):

(1)	complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of NutraLife BioSciences, Inc.

Date: November 13, 2019	By:	/s/ Edgar Ward
Edgar Ward President, Chief Executive Officer, Acting Chief Financial Officer and Treasurer (Principal Executive Officer and Principal Financial Officer)